EXHIBIT 4.4



                    [FORM OF BEARER SECURITY
                  AND FORM OF RELATED COUPON]*
                 [Form of Face of Debt Security]


          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE [If an Original Issue Discount Debt Security, insert any legend required by the Internal Revenue Code and the Regulations thereunder.]

                     CPC INTERNATIONAL INC.

                     ......................

No. B..................                  [U.S. $................]

          CPC INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Debt Security the principal sum of
...................... [United States dollars] on
....................  [if the Debt Security is interest-bearing, insert-, and to pay interest thereon, from the date hereof,
[semi-annually in arrears on ..................... and
.................. in each year] [annually in arrears on
.......... in each year], commencing ....................,
..............., at the rate of .....% per annum, until the prin-
cipal hereof is paid or made available for payment [if appli-cable, insert-, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of .......%
per annum on any overdue principal and premium and on any overdue installment of interest)].

          [If the Debt Security is not to bear interest prior to Maturity, insert- The principal of this Debt Security shall not bear interest except in the case of a default in payment of prin-cipal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Debt Security shall bear interest at the rate of ....% per annum (to the extent
_________________________
     * To be completed and supplemented to reflect the terms of any series of Securities.

that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of .....% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be pay-able on demand.] Such payments [(including premium, if any)] shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying
Agent, at the [main] office of .......... in ..........,
.......... in .........., .......... in .........., .......... in
.......... and .......... in .........., or at such other offices or agencies outside the United States (as defined below) as the Company may designate, at the option of the Holder, by [United States dollar] check drawn on a bank in The City of New York or by transfer of [United States dollars] to an account maintained by the payee with a bank located outside the United States. [If the Debt Security is interest-bearing, insert- Interest on this Debt Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature.] No payment of principal [, or] [premium] [or interest] on this Debt Security shall be made at any office or agency of the Com-pany in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States [If the Debt Security is denominated and payable in United States dollars, insert-; pro-vided, however, that payment of principal of [(and premium, if any)] and [any] interest on this Debt Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's Paying Agent in the United States of America, if (but only if) payment in United States dol-lars of the full amount of such principal[, premium] [, interest] or additional amounts, as the case may be, at all offices or agencies outside United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effec-tively precluded by exchange controls or other similar restric-tions, as determined by the Company].

          The Company will pay to the Holder of this Debt Secu-rity [if the Debt Security is interest-bearing, insert- or any coupon appertaining hereto] who is a United States Alien (as defined below) such additional amounts as may be necessary in order that [If the Debt Security is interest-bearing, insert-every net payment of the principal of [(and premium, if any)] and interest on this Debt Security] [If the Debt Security is not to bear interest prior to Maturity, insert- (i) the net payment of principal of (and interest on overdue principal, if any, on) this Debt Security and (ii) the net proceeds from the sale or exchange of this Debt Security, including, in each case, amounts received in respect of original issue discount], after deduction or with-holding for or on account of any present or future tax, assess-ment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein upon or as a result of such payment [If the Debt Security is not to bear interest prior to Maturity, insert- or as a result of such sale or exchange], will not be less than the amount provided for in this Debt Security [If the Debt Security is interest-bear-ing, insert- or, in the case of a sale or exchange, the amount of the net proceeds from the sale or exchange before any such tax, assessment or other governmental charge]; provided, however, that the foregoing obligation to pay additional amounts will not apply to any one or more of the following:

          (i) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the exis-tence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member of, or possessor of a power over, or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, benefi-ciary, member, possessor or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or pre-sent therein, or having or having had a permanent establish-ment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

         (ii) any tax, assessment or other governmental charge imposed [If the Debt Security is interest-bearing, insert-on interest received by a Person holding, actually or con-structively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")] [If the Debt Security is not to bear interest prior to Maturity, insert- by reason of such Holder's past or present status as the actual or constructive owner of 10% or more of the total combined vot-ing power of all classes of stock of the Company entitled to vote or on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3)(A) of the Code];

        (iii) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, resi-dence, identity or connection with the United States of the Holder or beneficial owner of this Debt Security [If the Debt Security is interest-bearing, insert- or any coupon appertaining hereto], if compliance is required by statute or by regulation of the United States as a precondition to exemption from such tax, assessment or other governmental charge;

         (iv) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or govern-mental charge;

          (v) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of [If the Debt Security is interest-bearing, insert- principal of [(and premium, if any)] or interest on this Debt Security.] [If the Debt Security is not to bear interest prior to Maturity, insert- principal of (or inter-est on overdue principal, if any, on) this Debt Security or from payments from the proceeds of a sale or exchange of this Debt Security]; or

         (vi) any tax, assessment or other governmental charge which would not have been so imposed but for the presenta-tion by the Holder of this Debt Security [If Debt Security is interest-bearing, insert- or any coupon appertaining hereto] for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, which-ever occurs later;

nor will additional amounts be paid with respect to any payment of [If the Debt Security is interest-bearing, insert- principal of [(and premium, if any)] or interest on this Debt Security] [If the Debt Security is not to bear interest prior to Maturity, insert- principal of (or interest on overdue principal, if any, on) this Debt Security or of the proceeds of any sale or exchange of this Debt Security] to any United States Alien who is a fidu-ciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Debt Security [If the Debt Security is interest-bearing, insert- or any coupon appertaining hereto]. In the case of net proceeds from the sale or exchange of a Bearer Security, additional amounts with respect to such net proceeds shall not (a) exceed additional amounts that would have been pay-able if the Bearer Security had been redeemed for its issue price plus accrued original issue discount at the time of such sale or exchange or (b) be paid in respect of any sale or exchange occur-ring after the date fixed for redemption of such Debt Security. Except as previously provided herein with respect to Bearer Secu-rities, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein and may make such withholdings and deductions on account of any such charge as may be required by applicable law or regulation. The term "United States Alien" means any Person who, for United States federal income tax pur-poses, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the Dis-trict of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          [Notwithstanding the foregoing, if and so long as a certification, identification or other reporting requirement referred to in the [fourth] [fifth] paragraph on the reverse hereof would be fully satisfied by payment of a backup withhold-ing tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined in such paragraph), to have the provisions of this paragraph apply in lieu of the provi-sions of such paragraph. In such event, the Company will pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such require-ments outside the United States by the Company or any of its Pay-ing Agents of principal [(and premiums, if any)] [If the Debt Security is interest-bearing, insert- or interest] due in respect of any Bearer Security [If the Debt Security is interest-bearing, insert - or any coupon] of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge other than a backup withholding tax or similar charge which is (i) the result of a certification, identification or other reporting requirement described in the second parenthetical clause of such paragraph, or (ii) imposed as a result of the fact that the Company or any of its Paying Agents has actual knowledge that the beneficial owner of such Bearer Security [If the Debt Security is interest-bearing, insert - or any coupon] is within the category of Persons described in clause
(a) of the [third] paragraph of this Debt Security, or (iii) imposed as a result of presentation of such Bearer Security [If the Debt Security is interest-bearing, insert - or coupon] for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly pro-vided for, whichever occurs later, will not be less than the amount provided for in such Bearer Security [If the Debt Security is interest-bearing, insert - or coupon] to be then due and payable.]

          Reference is made to the further provisions of this Debt Security set forth on the reverse hereof, which further pro-visions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or through an authenticating agent, by manual signature of an authorized signatory, neither this Debt Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instru-ment to be duly executed under its corporate seal and coupons bearing the facsimile signature of [its Treasurer] [one of its Assistant Treasurers] to be annexed hereto.

Dated as of _______________, ____

                         CPC INTERNATIONAL INC.


                         By__________________________


Attest:


_____________________________

               [Form of Reverse of Debt Security]

          This Debt Security is one of a duly authorized issue of securities of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 15, 1988 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures sup-plemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof [, limited in aggregate principal amount to [U.S.
$]......].  The Debt Securities of this series are issuable as
Bearer Securities, with interest coupons attached, in the denomi-
nation of [U.S. $.........[, and as Registered Securities, with-
out coupons, in denominations of [U.S. $]......... and any inte-
gral multiple thereof.] [As provided in the Indenture and sub-ject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Debt Security or Debt Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Reg-istered Securities of this series may be presented for registra-tion of transfer, provided, however, that Bearer Securities sur-rendered in exchange for Registered Securities between a Record Date and the relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date.
Bearer Securities may not be issued in exchange for Registered
Securities.]

          [If applicable, insert - The Debt Securities of this series are subject to redemption [(1)] [If applicable, insert -
on (1) .......... in any year commencing with the year ..........
and ending with the year .......... through operation of the sinking fund for this series at a Redemption Price equal to [100% of the principal amount] [or Insert formula for determining the amount], and (2)] [If applicable, insert - at any time [on or after .........., .....], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [or before
.........., .....%, and if redeemed] during the 12-month period beginning . . . . . of the years indicated,

                  Redemption                   Redemption
     Year         __Price__        Year        __Year___
and thereafter at a Redemption Price equal to ....% of the prin-
cipal amount,] [and (.....)] (under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the principal amount] [or insert formula for determining the amount] [If the Debt Security is interest-bearing, insert -, together in the case of any such redemption [If applicable, insert - (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that interest installments on this Debt Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and sur-render of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise)].]

          [If applicable, insert - The Debt Securities of this
series are subject to redemption (1) on ......... in any year commencing with the year .... and ending with the year ..........
through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after
.....,.....], as a whole or in part, at the election of the Com-
pany, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning .......... of the years indicated,

                                             Redemption
                         Redemption           Price for
                           Price             Redemption
                            for               Otherwise
                         Redemption             Than
                          Through              Through
                         Operation            Operation
                           of the              of the
                           Sinking             Sinking
     Year                ___Fund___          ___Fund___





and thereafter at a Redemption Price equal to ...% of the princi-pal amount, and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount [or insert formula for determining the amount] [If the Debt Security is interest-bearing, insert - together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that interest install-ments on this Debt Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein pro-vided otherwise].]

          [Partial redemption must be in an amount not less than [U.S. $5,000] principal amount of Debt Securities.] [Notwith-
standing the foregoing, the Company may not, prior to .........., redeem any Debt Securities of this series as contemplated by clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calcu-lated in accordance with generally accepted financial practice) of less than ...% per annum.]

          [The Debt Securities may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price [equal to 100% of their principal amount] [determined as set forth in the preceding paragraph] [If the Debt Security is interest-bearing, insert -, together with interest accrued to the date fixed for redemption,] if (i), as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws or regulations, which amendment or change ("Tax Law Change") is effective on or after
.........., ...., the Company has or will become obligated to pay additional amounts (as described on the face hereof) [If the Debt Security is interest-bearing, insert - on the next succeed-ing Interest Payment Date] [If the Debt Security is not to bear interest prior to Maturity, insert - at Maturity or upon the sale or exchange of any Debt Security] at the time such notice is given, such obligation to pay such additional amounts remains in effect or (ii) in the written opinion of independent counsel selected by the Company there is a substantial likelihood that the Company has or will become obligated to pay such additional amounts as a result of any action taken by any taxing authority or of any action brought in a court of competent jurisdiction in the United States or any political subdivision thereof or therein, including any of the actions described in (i) above, whether or not such action has been taken or brought with respect to the Company, or as a result of any officially proposed Tax Law
Change, which action or proposed change occurs after ............

          [If applicable, insert - In addition, if the Company determines, based upon a written opinion of independent counsel selected by the Company, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal [(, premium, if any)] or interest due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner, or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses
(a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Debt Securities, as a whole but not in part, at a Redemption Price [equal to 100% of their principal amount,] [determined as set forth in the next preceding paragraph,] together with interest accrued to the date fixed for redemption, or (y) if and so long as the conditions of the [third] paragraph on the face of this Debt Security are satisfied, pay the addi-tional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identification or other reporting requirement, whether the Company will redeem the Debt Securities or will pay the additional amounts specified in such paragraph and (if applicable) the last day by which the redemption of the Debt Securities must take place. If the Company elects to redeem the Debt Securities, such redemption shall take place on such date, not later than one year after publication of the Determina-tion Notice, as the Company elects by notice to the Trustee at least 60 days before such date, unless shorter notice is accept-able to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Debt Securities if the Company, based upon an opinion of independent counsel selected by the Company, subse-quently determines, not less than 10 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay such additional amounts, the Company may subsequently redeem the Debt Securities, at any time, as a whole or in part, at a Redemption Price [equal to 100% of their principal amount] [determined as set forth in the next preceding paragraph,] together with interest accrued to the date fixed for redemption, but without reduction for appli-cable United States withholding taxes.]

          [If applicable, insert - In addition, if the Company determines, based upon a written opinion of independent counsel selected by the Company, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount due with respect to any Bearer Security would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a benefi-cial owner of such Bearer Security who is a United States Alien (as defined on the face hereof) (other than such a requirement
(a) which would not be applicable to a payment made by the Com-pany or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) permit any Holder of a Bearer Security to present such Bearer Security for redemption within 90 days of notice of such redemption, at a Redemption Price determined as set forth in the next preceding paragraph, or (y) if and so long as the conditions of the [fifth] paragraph on the face of this Debt Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, iden-tification or other reporting requirement, whether the Company has elected to permit redemption of the Bearer Securities or to pay the additional amounts specified in such paragraph and (if applicable) the last day by which the Company may publish any notice of redemption. If the Company elects to permit redemption of the Bearer Securities, notice of the redemption will be given not more than 268 days following the Determination Notice and will specify the date fixed for redemption. The Bearer Securi-ties will be redeemed on the day 97 days after notice of the redemption has been given. Notwithstanding the foregoing, the Company will not permit redemption of the Bearer Securities if the Company, based upon an opinion of independent counsel, subse-quently determines, not less than 10 days prior to the date fixed for redemption, that no payment would be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner described below, and any earlier redemption notice will thereupon be revoked and of no further effect.]

          [The sinking fund for this series provides for the
redemption on ................. in each year, beginning with the year ........ and ending with the year ........, of [not less than] [U.S.] $......... [("mandatory sinking fund") and not more than [U.S. $.........]] aggregate principal amount of Debt Secu-
rities of this series. [Debt Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [manda-tory] sinking fund payments otherwise required to be made -- in the inverse order in which they become due.]]

          [Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Debt Securities of this series are then listed on [The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States, or, if not prac-ticable, elsewhere in Europe, [and by mail to Holders of Regis-tered Securities] not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.]

          If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, [the] [If an Origi-nal Issue Discount Debt Security, insert - an amount of] princi-pal of the Debt Securities of the series may be declared due and payable in the manner and with the effect provided in the Inden-ture [the] [If an Original Issue Discount Debt Security, insert
- - such amount shall be equal to - insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Debt Securities of this series shall terminate.]

          The Indenture permits with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected [If the Debt Securities of the series are interest-bearing, insert - and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percent-ages in principal amount of the Debt Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in certain other cases specified in the Indenture), on behalf of the Holders of all Debt Securities of such series [If the Debt Securities of the series are interest-bearing, insert - and any related coupons], to waive compliance by the Company with certain provisions of the Indenture and cer-tain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and any coupon appertaining hereto and of any Debt Security issued in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Debt Security of this series [If the Debt Security is interest-bearing, insert - or any related cou-pon] will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstand-ing Debt Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such lim-itations do not apply to a suit instituted by the Holder hereof [If the Debt Security in interest-bearing, insert - or any related coupon] for the enforcement of payment for the principal of [(and premium, if any)] or [any] interest on this Debt Secu-rity [If the Debt Security is interest-bearing, insert - or pay-ment of such coupon] on or after the respective due dates expressed herein [If the Debt Security is interest-bearing, insert - or payment of such coupon] on or after the respective due dates expressed herein [If the Debt Security is interest-bearing, insert - or in such coupon].

          No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and uncondi-tional, to pay the principal of [(and premium, if any)] and [any] interest [(including additional amounts, as described on the face hereof)] on this Debt Security at the times, place[s] and rate, and in the coin or currency, herein prescribed.

          Title to [Bearer] Securities and coupons shall pass by delivery. [As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securi-ties is registrable in the Security Register, upon surrender of a Registered Security for registration of transfer at the [Corpo-rate Trust Office of the Trustee or such other] office or agency of the Company in any place where the principal of (premium, if any) and interest, if any, on such Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new [Regis-tered] Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

          [No service charge shall be made for any such [regis-tration of transfer or] exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmen-tal charge payable in connection therewith.]

          The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security or any series [If the Debt Securities of the series are interest-bear-ing, insert - and any coupon appertaining thereto] [, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debt Secu-rity is registered,] as the owner thereof for all purposes, whether or not such Debt Security [If the Debt Securities of the series are interest-bearing, insert - or such coupon] is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Notwithstanding anything in the Indenture or in the terms of this Debt Security to the contrary, the exchange of this Debt Security for a Registered Security will be subject to satis-faction of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be required to exchange this Debt Security for a Registered Security if (i) as a result thereof and in the Company's judgment, the Company would incur adverse consequences under then applicable United States Federal income tax laws and (ii) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officers' Certificate and an Opinion of Counsel as to the matters set forth in clause (i) above.

          The Indenture, the Debt Securities and any coupons appertaining thereto shall be governed by and construed in accor-dance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof. All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                    [Form of Face of Coupon]

          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL
     BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX
     LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j)
     AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS
     AMENDED.

                                              [R-]...............

                   CPC INTERNATIONAL INC.     [U.S. $]...........

                                              Due................

                 ..............................

q    Unless the Debt Security to which this coupon appertains
shall have been called for previous redemption and payment thereof duly provided for on the date set forth hereon, CPC INTERNATIONAL INC. (herein called the "Company") will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Company may be required to pay according to the terms of said Debt Secu-rity and the Indenture referred to therein) [at the initial Pay-ing Agents set out on the reverse hereof or at such other offices or agencies (which, except as otherwise provided in the Debt Security to which this coupon appertains, shall be located out-side the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States")) as the Company may designate from time to time,] at the option of the Holder, by [United States dollar check] drawn on a bank in The City of New York or by transfer of [United States dollars] to an account maintained by the payee with a bank located outside the United States, being [one year's] interest then payable on said Debt Security.

                              CPC INTERNATIONAL INC.


                              By ..............................

                                   [Reverse of Coupon]*


                              .................................

                              .................................

                              .................................

                              .................................

                              .................................

____________________

* Insert names and addresses of Initial Paying Agents located outside the United States."